As filed with the Securities and Exchange Commission on February 2, 2006
                                                    Registration No. 333-_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                         2810                  91-1987288
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or        Classification Code Number)  Identification No.)
        Organization)

                                61B Fawcett Road
                          Coquitlam, British Columbia,
                                 Canada, V3k 6v2
                                 (604) 526-5890
          (Address and telephone number of principal executive offices and principal place of business)

                                 Kimberly Landry
                             Chief Executive Officer
                      Luna Technologies International, Inc.
                                61b Fawcett Road
                          Coquitlam, British Columbia,
                                 Canada, V3K 6V2
                                 (604) 526-5890
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                           Marcelle S. Balcombe, Esq.
                       Sichenzia Ross Friedman Ference LLP
                          1065 Avenue of the Americas,
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (Fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_| ________

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
    TITLE OF EACH CLASS OF SECURITIES TO BE            AMOUNT TO BE        PROPOSED         PROPOSED MAXIMUM      AMOUNT OF
                   REGISTERED                         REGISTERED (1)       MAXIMUM             AGGREGATE        REGISTRATION
                                                                        OFFERING PRICE       OFFERING PRICE         FEE
                                                                        PER SHARE (2)
----------------------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value issuable upon           9,751,602 (3)         $.22             $2,145,330.44        $229.55
conversion of the secured convertible notes
----------------------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value issuable upon             700,000 (4)         $.22                  $154,000         $16.48
exercise of warrants
----------------------------------------------------------------------------------------------------------------------------
                                           Total      10,451,602                                 $2,299,330        $246.03
----------------------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 26, 2006, which was $.22 per share.

(3) Includes a good faith estimate (200%) of the shares underlying secured convertible notes to account for market fluctuations. See the Explanatory Note on page 3 of this prospectus with respect to increasing our authorized shares of common stock to register all of the shares underlying secured convertible notes which we are required to register under the December 2005 Registration Rights Agreement.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.40 per share. See the Explanatory Note on page 3 of this prospectus with respect to increasing our authorized shares of common stock to register all of the shares underlying warrants which we are required to register under the December 2005 Registration Rights Agreement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2006

                      Luna Technologies International, Inc.
                              10,451,602 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 10,451,602 shares of our common stock, including up to 9,751,602 shares of common stock underlying secured convertible notes in a principal amount of $1,000,000 and up to 1,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at a price of $.40 per share. This is a partial amount of the shares of common stock underlying secured convertible notes and warrants which we are required to register under the December 2005 Registration Rights Agreement. See the Explanatory Note on page 3 of this prospectus. The secured convertible notes are convertible into our common stock at a 50% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "LTII". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 31, 2006, was $.19.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Luna Technologies International, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements                           1
Prospectus Summary                                                             2
Risk Factors                                                                   6
Use Of Proceeds                                                               10
Market For Common Equity And Related Stockholder Matters                      11
Management's Discussion And Analysis Of Financial Condition
  And Results Of Operations                                                   12
Description Of Business                                                       14
Description Of Property                                                       16
Legal Proceedings                                                             16
Management                                                                    16
Executive Compensation                                                        17
Certain Relationships And Related Transactions                                22
Security Ownership Of Certain Beneficial Owners And Management                23
Description Of Securities                                                     24
Commission's Position On Indemnification For Securities Act Liabilities       24
Plan Of Distribution                                                          25
Selling Stockholders                                                          27
Legal Matters                                                                 30
Experts                                                                       30
Available Information                                                         30
Index to Consolidated Financial Statements                                    31

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                      Luna Technologies International, Inc.

Overview

We were incorporated on March 25, 1999 in Delaware to develop, manufacture and sell photoluminescent products (High Performance Photoluminescent Lighting, "HPPL") used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets. We conduct business in Canada through our wholly-owned Canadian subsidiary, Luna Technologies (Canada) Ltd.

Our executive offices are located at 61B Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2.

From the date of our incorporation and through December 31, 2004, we had cumulative losses of $(2,406,065). There can be no assurance that we will ever earn any profits.

Technology

Phosphorescent (also referred to as photoluminescent) materials emit light continuously when they are excited by ultraviolet or visible light. However, unlike fluorescent materials, when the excitation source is extinguished, phosphorescent materials continue to emit light. It is this light (called afterglow) that people refer to as "glow-in-the-dark". The afterglow decreases (or decays) over time after the excitation source has been extinguished.

Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage. Photoluminescent enamel-coated sheet metal and ceramic products are also available.

The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. Our current LUNAplast pigment material, Strontium Aluminate, has a performance level 20 x that of zinc-based products. In addition, the decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

Between January 1995 and October 1999, Douglas Sinclair, presently the chief executive officer of our Canadian subsidiary, developed the proprietary technology, formulas and processes needed to commercially manufacture Strontium Aluminate PL products on a cost-effective basis. The resulting product, referred to by us as Lunaplast, is up to 20 x times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness. During this same period of time, Mr. Sinclair and Kimberly Landry, our Chief Executive Officer, developed an advanced Strontium Aluminate HPPL material which is four times brighter than our Lunaplast product. Mr. Sinclair and Ms. Landry filed a patent application pertaining to this invention with the U.S. Patent and Trademark Office in November 1997. For a nominal consideration Mr. Sinclair and Ms. Landry assigned the rights in November 1997 to the patent application and related technology to Luna Technologies Inc. ("LTI"), a corporation formed by Ms. Landry in December 1994. In April 1999, we acquired from LTI the rights to the patent application and related technology assigned to LTI by Mr. Sinclair and Ms. Landry. In consideration for this assignment, we agreed to pay LTI $90,000, without interest, on or before June 30, 2000. Subsequent to June 30, 2000, we paid this debt in full. As of March 30, 2004 the patent application had been placed in abeyance. In November 1999, we acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, we paid Mr. Sinclair $60,000. During 2000 we developed the processes required to manufacturer Strontium Aluminate PL products using vacuum forming, extrusion, and injection molding techniques.

We began producing Lunaplast on a commercial basis during fiscal 2000. Lunaplast is available in flexible vinyl and rigid PVC sheets. In addition, a wide range of polymer compounds for extrusions and injection molding was added during the year. Management believes that the increase in performance opens up a new range of opportunities in life safety. Management believes that direct replacement of electrical exit signs (Underwriters Laboratories UL 924) is expected to be a market for photoluminescent materials in the near future.

The Offering

Common stock offered by
  selling stockholders ............ Up to 10,451,602 shares, including the following:

                                   -    up to 9,751,602 shares of common stock
                                        which is a partial amount underlying
                                        secured convertible notes in the
                                        principal amount of $1,000,000 (includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations and antidilution protection adjustments,respectively),

                                   -    up to 700,000 shares of common stock
                                        issuable upon the exercise of a partial
                                        amount of common stock purchase warrants at an exercise price of $.65 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments),

                                    This number represents 71.3% of our current outstanding stock.

Common stock to be
  outstanding after the offering .. Up to 25,000,000 shares

Use of proceeds ................... We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise a portion of the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds of $400,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $600,000; $300,000 within five days of the filing of this registration statement, and $300,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used support for working capital needs.

Over-The-Counter
  Bulletin Board Symbol ........... LTII

The above information regarding common stock to be outstanding after the offering is based on 14,648,398 shares of common stock outstanding as of January 26, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.

EXPLANATORY NOTE: ON DECEMBER 16, 2005, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH FOUR ACCREDITED INVESTORS. ANY ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE SECURITIES PURCHASE AGREEMENT THAT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL IS CONTINGENT UPON US OBTAINING SHAREHOLDER APPROVAL BY WRITTEN CONSENT TO INCREASE OUR AUTHORIZED SHARES FROM 35,000,000 TO 110,000,000 AND FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. WE HAVE FILED A PRELIMINARY INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2006, PURSUANT TO WHICH A MAJORITY OF OUR SHAREHOLDERS APPROVED BY WRITTEN CONSENT TO AUTHORIZE THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK. WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION WITHIN 20 DAYS OF MAILING A DEFINITIVE INFORMATION STATEMENT TO OUR SHAREHOLDERS. WE ARE REGISTERING 10,451,602 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT.

DECEMBER 2005 SECURITIES PURCHASE AGREEMENT

On December 16, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $1,000,000 in secured convertible notes and
(ii) warrants to purchase 1,000,000 shares of our common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide us with the funds as follows:

      o     $400,000 was disbursed on December 16, 2005;
      o $300,000 will be disbursed within five days of filing this registration statement; and
      o $300,000 will be disbursed within five days of the effectiveness of the registration statement.

The proceeds of the offering will be used for working capital and general corporate purposes.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position. We have reviewed the terms and provisions of these derivative financial instruments (the conversion option and the detachable warrants) and expect that in accordance with Emerging Issues Task Force ("EITF") 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled In a Company's Own Stock", the conversion option and detachable warrants will be initially recorded as liabilities at fair value. Subsequently, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities", we expect that at each reporting period these liabilities will be adjusted for changes in the fair value of the derivative financial instruments.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about us and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance of its products by consumers in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the quarters ended September 30, 2005 and 2004, we had net losses of $129,821 and $130,572, respectively. For the years ended December 31, 2004 and 2003, we had net losses of $670,655 and $611,512, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we will require additional capital commitments during 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

THERE CAN BE NO ASSURANCE THAT WE WILL EVER ACHIEVE PROFITABILITY.

There can be no assurance that we will ever achieve profitability. Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, cost of production, volume of sales and variations in expenditures for personnel and marketing. We may incur significant expenditures for research and development of new products or improvements to our existing products which could adversely affect our ability to generate a profit. There can be no guarantee that we will be able to achieve profitability on a quarterly or annual basis. If we do not achieve profitability, our business will be adversely affected and investors may lose all or substantially all of their investment.

WE WILL NEED ADDITIONAL FINANCING TO DEVELOP OUR PRODUCTS AND SERVICES AND TO MEET OUR CAPITAL REQUIREMENTS WHICH CAN CAUSE DILUTION.

We continually require additional funds to develop our products and shall be dependent upon sources such as:

      o     future earnings;
      o the availability of funds from private sources, including, but not limited to, our shareholders, loans and additional private placements; and
      o the availability of funds from public sources including, but not limited to a public offering of our securities.

Market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering shall be successfully completed or that other funds shall be made available to us. In view of our operating history, our ability to obtain additional funds is limited. Such financing may only be available, if at all, upon terms which may not be advantageous to us. If adequate funds are not available from operations or additional sources of financing, our business shall be materially adversely affected.

WE ARE OPEN TO EXCHANGE LOSSES DUE TO OUR OPERATIONS BEING LOCATED IN CANADA.

The majority of our sales and cost of sales are made in U.S. currency while a significant amount of our general and administrative expenses are made in Canadian currency. We do not currently hedge our foreign currency exposure and accordingly we are at risk for foreign currency exchange fluctuations which could adversely affect the operating results of our business.

WE RELY ON SUBCONTRACTORS FOR THE MANUFACTURE OF OUR LUNAPLAST

All aspects of our manufacturing process is subcontracted to various third parties which formulate, mix and produce Lunaplast to our specifications. Once the manufacturing process is complete, Lunaplast is sold to fabricators which use Lunaplast in a variety of end user products. We do not have any long-term agreements with any of the third parties involved in manufacturing Lunaplast. While management believes that alternative manufacturers are available, there is however no guarantee that alternative manufacturers could produce Lunaplast on short notice and without disrupting product delivery schedules.

WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIAL INFORMATION, WHICH WOULD UNDERMINE OUR TECHNOLOGY PLATFORM.

Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

Our subcontractors involved in manufacturing Lunaplast have agreed to maintain the confidential nature of our proprietary manufacturing technology, however, there is no guarantee that we will be able to prevent any breeches. The failure to protect our proprietary manufacturing technology could have a material adverse effect on our business.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

As a result of losses since our inception, our independent registered public accounting firm in their report on our financial statements for the fiscal year ended December 31, 2004, raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit and/or raise additional capital. We do not have any available credit, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. At December 31, 2004, we had a working capital deficiency of approximately $254,000. Our ability to continue as a going concern is dependent on the Company raising additional capital and on future profitable operations. Our continued net operating losses increases the difficulty in our ability to raise additional capital and there can be no assurances that the infusion of capital will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF KEY PERSONNEL OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of Ms. Kimberly Landry, our Chief Executive Officer. The loss of the services of Ms. Landry could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. In addition, there can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE ARE SUBJECT TO SECTION 203 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the corporation's board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

               RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of January 31, 2006, we had 14,648,398 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 2,105,263 shares of common stock at current market prices and outstanding warrants to purchase 2,518,750 shares of common stock. Additionally, we have an obligation to sell secured convertible notes that may be converted into an estimated 3,157,895 shares of common stock at current market prices and issue warrants to purchase 600,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 31, 2006 of $0.19:

      % Below Market          Price Per Share     Discount of 50%      Number of Shares Issuable
      --------------          ---------------     ---------------      -------------------------
      25%                     $.1425              $.0713               14,035,088
      50%                     $.0950              $.0475               21,052,632
      75%                     $.0475              $.0268               42,105,263

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Currently, we do not have enough shares authorized for these amounts. We intend to amend our Articles of Incorporation to increase our authorized shares of common stock from 30,000,000 to 100,000,000. See the Explanatory Note on page 3 of this prospectus.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES AND FURTHER AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we intend to allocate 34,383,856 shares to cover the conversion of the secured convertible notes after we amend our Articles of Incorporation and increase our authorized shares from 30,000,000 to 100,000,000. In the event that our stock price decreases, the shares of common stock we intend to allocate for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we intend to allocate to the registration statement are not adequate and we are required to file an additional registration statement and further amend our Articles of Incorporation to increase our authorized shares of common stock, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $400,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $1,000,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreements we entered into in December 2005, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS.

Our certificate of incorporation currently authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. A majority of our stockholders has consented to increase the number of preferred stock to 10,000,000. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise a portion of the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $400,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $600,000; $300,000 within five days of the filing of this registration statement, and $300,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for working capital and general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In April 2001, our common stock became eligible for quotation on the NASD's OTC Bulletin Board and currently trades under the symbol "LTII." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

      Quarter Ending                     High              Low

      3/31/02                            $0.71             $0.41
      6/30/02                            $1.10             $0.75
      9/30/02                            $0.87             $0.35
      12/31/02                           $0.48             $0.25

      3/31/03                            $0.51             $0.30
      6/30/03                            $0.55             $0.40
      9/30/03                            $0.76             $0.35
      12/31/03                           $0.76             $0.55

      3/31/04                            $1.15             $0.43
      6/30/04                            $1.00             $0.25
      9/30/04                            $0.40             $0.19
      12/31/04                           $0.40             $0.19

      3/31/05                            $0.37             $0.22
      6/30/05                            $0.39             $0.20
      9/30/05                            $0.30             $0.17
      12/31/05                           $0.30             $0.11

HOLDERS

As of January 31, 2005, we had approximately 113 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Denver, Colorado, (303) 282-4800.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2004 WITH THE YEAR ENDED DECEMBER 31, 2003

Results of Operations

Sales during the year ended December 31, 2004 were $537,165, an increase of $155,444 or 41% from the previous year. Gross margin increased 11% to 50% over the same period in 2003 due to the Company's improvement in productivity and cost controls. Two customers amounted to 84% of total sales in 2003 and 60% of total sales during 2004.

During the year ended December 31, 2004 the Company received payments totaling $120,000 from customers in connection with pricing agreements.

General and administrative expenses for the year ended December 31, 2004 increased with the addition of management, staff and overhead needed to facilitate the Company's growth and ongoing product development. During the year ended December 31, 2004, stock-based compensation of $154,600 was expensed as consulting fees representing the fair value of stock options granted and $124,868 was expensed as consulting fees representing the fair value of 597,812 common shares issued pursuant to the Company's stock bonus plan.

Liquidity and Capital Resources

During the year ended December 31, 2004, the Company's operations used $314,683 in cash and the Company purchased $5,912 of equipment. During this period the Company satisfied its cash requirements through sales of common stock in private placements of $357,000 and advances from related parties of $49,509. The Company made $39,996 in convertible debenture repayments, $8,338 in notes payable repayments and decreased the bank overdraft by $11,068.

Between December 2002 and January 2003 the Company borrowed $120,000 from a third party. Loan proceeds of $60,000 were received in December 2002 and the remaining $60,000 was received in January 2003. The loan is secured by all of the Company's assets and bears interest at a rate of 8% per year. The loan is to be repaid in 30 monthly principal payments of $3,333, commencing June 21, 2003, with a final principal payment of $20,010 due on December 21, 2005. Interest on the outstanding principal balance is payable monthly commencing June 21, 2003. The unpaid balance of the loan and interest may be converted at any time into restricted shares of the Company's common stock at a price of $1.20 per share during 2005.

The Company anticipates that its capital needs during the year ending December 31, 2005 will be as follows:

$600,000 for corporate expenses, $100,000 for research relating to the development of advanced strontium aluminate PL materials, $360,000 for current liabilities and $56,797 for convertible debenture payments.

The Company does not have any available credit, bank financing or other external sources of liquidity. Due to the operating losses of the Company during the Company's initial year of operations, the Company's operations have not been a source of liquidity. At December 31, 2004 the Company had a working capital deficiency of approximately $254,000. The ability of the Company to continue as a going concern is dependent on the Company raising additional capital and on future profitable operations. To that end the Company is seeking financing to expand its operations and for working capital purposes. There can be no assurance that the Company will be successful in obtaining additional funding.

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2005 TO NINE MONTHS ENDED SEPTEMBER 30, 2004

Results of Operations

Sales during the nine months ended September 30, 2005 sales increased 34% over the same period ended September 30, 2004 due to efforts by the Company to increase awareness of the Company's products in the marketplace. The Company's gross margin increased from 46% to 48% over the same period described mainly due to increased productivity and costs savings from our in house printing facility. Sales during the three months ended September 30, 2005 sales increased 17% over the same period ended September 30, 2004 due to efforts by the Company to increase awareness of the Company's products in the marketplace. The Company's gross margin decreased from 58% to 54% over the same period described mainly due to manufacturing price increases from our suppliers.

During the nine months ended September 30, 2005, the Company has entered into several new reseller agreement contracts, however, these new agreements are not territory specific as previous reseller agreements were. Previous reseller agreements were fee based because they provided a mutually exclusive territory, these new non-fee based reseller agreements are not mutually exclusive and allow the Company to have several multi state distributors carry Luna's products on a nation wide scale. During the nine months ended September 30, 2004, $120,000 was received from customers in connection with reseller agreements.

General and administrative expenses net of stock based compensation for the three months ended September 30, 2005 decreased by approximately $6,000 over the same period ended September 30, 2004 highlighted by the decrease in management fees and wages and benefits by approximately $45,000 and the increase in aggregate of office, consulting and professional fees by $47,000. General and administrative expenses net of stock based compensation for the nine months ended September 30, 2005 increased by approximately $2,000 over the same period ended September 30, 2004. Highlights for the comparative 9 month period include the decrease in management fees of approximately $26,000 due to the resignations or Mr. Doug Sinclair and Mr. Brian Fiddler and the increase in office and general, and wages and benefits, by approximately $63,000 and $34,000 respectively, needed to facilitate the Company's growth and ongoing product development. During the three months and nine months ended September 30, 2005, stock-based compensation of $NIL and $24,400, respectively, was expensed representing the fair value of stock bonus plan shares awarded.

Mr. Brian Fiddler resigned his position as Chief Financial Officer and Director as of April 4, 2005. Ms Kimberly Landry will now serve in this position and will also continue her roles as Chairman of the Board of Luna Technologies International Inc. and its subsidiary Luna Technologies (Canada) Ltd.

Liquidity and Capital Resources

During the nine months ended September 30, 2005 the Company's operations used $336,753 in cash. The Company satisfied its operational requirements during the period through the sale of common stock and subscriptions for a total of $370,350, advances from related parties of $3,162 and a bank overdraft of $3,197. The Company paid $26,664 towards the convertible debenture.

The Company anticipates its capital needs during the twelve month period ended September 30, 2006 to be $800,000 for general and administrative expenses, including $100,000 for research and development.

The Company does not have any available credit, bank financing or other external sources of liquidity. Due to operating losses of the Company since inception, the Company's operations have not been a source of liquidity. At September 30, 2005, the Company has a working capital deficiency of $354,845. The ability of the Company to continue as a going concern is dependent on the Company raising additional capital and becoming profitable.

The Company does not have any "off-balance sheet arrangements" (as such term defined in Item 303 of Regulations S-K).

                                    BUSINESS

CORPORATE INFORMATION AND HISTORY

We were incorporated on March 25, 1999 in Delaware to develop, manufacture and sell photoluminescent products (High Performance Photoluminescent Lighting, "HPPL") used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets. We conduct business in Canada through our wholly-owned Canadian subsidiary, Luna Technologies (Canada) Ltd.

Our executive offices are located at 61B Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2.

From the date of its incorporation and through December 31, 2004, we had cumulative losses of $(2,406,065). There can be no assurance that we will ever earn any profits.

Overview

Modern high-performance photoluminescent (PL) materials are created by combining the latest PL pigments, such as Strontium Aluminate (SrAl) into durable clear carriers, such as Polyester, Acrylic, or PVC plastics. While exposed to light these materials absorb some of its energy and re-emit it as a yellow-green tinted light. The materials can be exposed to light and discharged an infinite number of times with service lives of twenty years or more. Phosphorescent (also referred to as photoluminescent) materials emit light continuously when they are excited by ultraviolet or visible light. However, unlike fluorescent materials, when the excitation source is extinguished, phosphorescent materials continue to emit light. It is this light (called afterglow) that people refer to as "glow-in-the-dark". The afterglow decreases (or decays) over time after the excitation source has been extinguished

Although many people associate the word "photoluminescence" with "glow-in-the-dark" toys and novelties, in the lighting industry, photoluminescent products such as marker tapes and signs are commonly used to delineate emergency escape routes and danger areas, and to mark equipment, pipes, tools and working and accident prevention clothing.

Photoluminescent signs and markers are used in a variety of situations, including office buildings, industrial sites, passenger ships, offshore drilling platforms, underground mines, and aircraft. The use of photoluminescent materials for life safety applications is recommended or mandated in numerous building codes, fire safety codes, and transportation standards.

Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage. Photoluminescent enamel-coated sheet metal and ceramic products are also available.

The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. The Company's current LUNAplast pigment material, Strontium Aluminate, has a performance level 20 x that of zinc-based products. In addition, the decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

Strontium Aluminate is more expensive than zinc sulphide and takes slightly longer to charge, but can "store" more light, making it much more suitable for use in locations where ambient light levels are low. Strontium Aluminate also offers much brighter and longer-lasting photoluminescence.

Although Strontium Aluminate PL material is superior to products made with zinc sulphide, the process required to manufacture Strontium Aluminate PL is very complex and manufacturers were unable to cost effectively produce Strontium Aluminate PL products in commercial quantities.

Between January 1995 and October 1999, Douglas Sinclair, presently the chief executive officer of our Canadian subsidiary, developed the proprietary technology, formulas and processes needed to commercially manufacture Strontium Aluminate PL products on a cost-effective basis. The resulting product, referred to by us as Lunaplast, is up to 20 x times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness. During this same period of time, Mr. Sinclair and Kimberly Landry, our Chief Executive Officer, developed an advanced Strontium Aluminate HPPL material which is four times brighter than our Lunaplast product. Mr. Sinclair and Ms. Landry filed a patent application pertaining to this invention with the U.S. Patent and Trademark Office in November 1997. For a nominal consideration Mr. Sinclair and Ms. Landry assigned the rights in November 1997 to the patent application and related technology to Luna Technologies Inc. ("LTI"), a corporation formed by Ms. Landry in December 1994. In April 1999, we acquired from LTI the rights to the patent application and related technology assigned to LTI by Mr. Sinclair and Ms. Landry. In consideration for this assignment, we agreed to pay LTI $90,000, without interest, on or before June 30, 2000. Subsequent to June 30, 2000, we paid this debt in full. As of March 30, 2004 the patent application had been placed in abeyance. In November 1999, we acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, we paid Mr. Sinclair $60,000. During 2000 we developed the processes required to manufacturer Strontium Aluminate PL products using vacuum forming, extrusion, and injection molding techniques.

We began producing Lunaplast on a commercial basis during fiscal 2000. Lunaplast is available in flexible vinyl and rigid PVC sheets. In addition, a wide range of polymer compounds for extrusions and injection molding was added during the year. Management believes that the increase in performance opens up a new range of opportunities in life safety. Management believes that direct replacement of electrical exit signs (Underwriters Laboratories UL 924) is expected to be a market for photoluminescent materials in the near future.

During the year ended December 31, 2004 one customer accounted for 43% of our gross revenues. We of the opinion that the loss of this customer would not have a material adverse effect on the Company.

Manufacturing

Lunaplast is a three-part laminate, consisting of one base layer of highly reflective white material of PVC or vinyl, one mid-layer of photoluminescent PVC or vinyl impregnated with our proprietary Strontium Aluminate polymer compound, and one top layer of clear PVC or vinyl with UV and fire-resistant properties.

All aspects of our manufacturing process is subcontracted to various third parties which formulate, mix and produce Lunaplast to our specifications. Once the manufacturing process is complete, Lunaplast is sold to fabricators which use Lunaplast in a variety of end user products. All subcontractors involved in manufacturing Lunaplast have agreed to maintain the confidential nature of our proprietary manufacturing technology.

We do not have any long-term agreements with any of the third parties involved in manufacturing Lunaplast. We believe that alternative manufacturers are available which could produce Lunaplast on short notice and without disrupting product delivery schedules.

Sales and Marketing

World markets for photoluminescent lighting products are in the marine (shipping and cruise lines), transportation and commuter industry, and in the commercial, institutional and industrial retrofit and new building construction sector, in which the need for photoluminescent emergency lighting and wayfinding signage systems has risen sharply over the last two decades. A third primary marker is "glow-in-the-dark" toys and novelties.

We believe that the world market for HPPL lighting is underdeveloped due largely to the low illumination delivered by zinc sulphide products. We plan to build interest and sales for Lunaplast products in established markets around the world. Our marketing plan includes advertising in trade magazines, exhibiting at industry tradeshows, direct mail campaigns, soliciting editorial coverage from naval architecture, building design, architecture and lighting industry publications and distributing product samples, videos and brochures to designers and developers. Our website will also be used as a means to distribute product information to interested parties quickly.

We market our products through our officers and through independent sales representatives. As of April 15, 2005 we had independent sales representatives marketing Lunaplast in North America, Latin America, Korea and Australia.

Competition

No single company dominates the world marketplace. Instead, a number of small and medium-sized firms are active within regional markets in Europe, the U.S. and elsewhere. Some producers include companies such as Permalight AG of Germany (Europe and North America), Safe T Glow (UK and U.S.), Datrex (U.S.), Jalite
(UK), Everglow (Europe) and Existalight (Europe and U.S.). It is difficult to determine annual sales volumes and revenues for these firms, as most are privately held.

Although there are several manufacturers and distributors of photoluminescent products we believe we have a significant advantage over our competitors as a result of our proprietary manufacturing processes and cost effective approach to the production of Strontium Aluminate-based HPPL materials in commercial quantities. We also plan to be competitive in the HPPL industry by developing advanced Strontium Aluminate materials, enhancing formulation and focusing on higher volumes with a resultant lower cost of production. During the twelve month period ended December 31, 2006, the Company plans to spend approximately $100,000 on research relating to the development of advanced Strontium Aluminate PL materials.

Patents and Intellectual Property

We have the following patents relating to our technology: (i) Photoluminescent coating formulation, method of application, and coated articles; and (ii) Photoluminescent Sleeve for electric lamps for producing a non-electrical light emitting source. We also hold the following trademarks for our LUNACOAT and LUNAPLAST.

Trade secret

Photoluminescent Light Emitter With Enhanced Photometric Brightness Characteristics - method of increasing photoluminescent brightness characteristics through material design.

PRODUCT OVERVIEW

We develop and manufacture high-performance photoluminescent products, including, non-electrified signage and marketing materials, including PVC PSA film, rigid sheet, powder coated, paint, polyester film and rigid sheet, acrylic sheet, extrusion pellets. Our photoluminescent Exit Sign passed the Underwriters Laboratories' 75 ft. visibility/legibility standard and our photoluminescent Exit Sign was approved by the Energy Star program. Photoluminescent products are enhancing progressive life-safety systems in buildings of all types, airplanes, trains and passenger ships. We advise building code and standards organizations to assisting companies to integrate photoluminescent systems into their life-safety programs.

GOVERNMENTAL REGULATION

We manufacture products compliant with NYC Local Law 26. Our RS6-1 photoluminescent materials were approved by the NYC Materials Evaluation Department.

EMPLOYEES

As of January 1, 2006 the Company had ten full-time employees. Contingent upon the Company raising sufficient capital, the Company plans to hire additional employees as may be required by the level of the Company's operations.

We have never experienced a work stoppage and believe our employee relations are very good.

                             DESCRIPTION OF PROPERTY

We rent on a month to month basis approximately 4,800 square feet of executive office space at 61A and 16.B Fawcett Road, Coquitlam, British Columbia at a monthly rental of CDN$3,490.

                                LEGAL PROCEEDINGS

The Company is not engaged in any litigation, and the officers and directors presently know of no threatened or pending litigation in which it is contemplated that the Company will be made a party.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following table sets forth information about our current executive officers and directors:

--------------------------------------------------------------------------------
NAME                   AGE         POSITION WITH COMPANY
--------------------------------------------------------------------------------
Kimberly Landry        39          Chief Executive Officer, Principal Financial
                                   and Chief Accounting Officer and Director
--------------------------------------------------------------------------------
Robert H. Humber       60          Secretary and Director
--------------------------------------------------------------------------------

Kimberly Landry served as our President between September 1, 2001 and August 31, 2004. On August 31, 2004 Ms. Landry resigned as our President and was appointed to serve as our Chief Executive Officer. Ms. Landry was also appointed as our Principal Financial and Chief Accounting Officer on April 5, 2005. Ms. Landry has served as our Secretary, as well as a director since April 1999. Since December 1994, Ms. Landry served as an officer and director of Luna Technologies Inc. TI. Ms Landry attended a Washington State Community College where she studied business administration.

Robert Humber served as our President between September 1, 2001 and April 1999. Mr. Humber has served as one of our directors since April 1999. Between July 1996 and November 1999 Mr. Humber was the president of LTI. Prior to July 1996 Mr. Humber worked with Douglas Sinclair and Kimberly Landry in developing photoluminescent products. For the past twenty-three years Mr. Humber has also been an independent investigator and security consultant providing services to law enforcement agencies and private industry

COMMITTEES OF THE BOARD

The Company does not have a compensation committee. The Company's Board of Directors serves as the Company's Audit Committee. None of the Company's directors qualifies as a financial expert.

CODE OF ETHICS

The Company has adopted a Code of Ethics which is applicable to the Company's principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on the Company's website located at www.lunaplast.com.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2004, The following table sets forth in summary form the compensation received by the Company's executive officers during the fiscal years ended December 31, 2002, 2003, and 2004.

                                         Annual Compensation                    Long Term Compensation
                            ------------------------------------------------    ----------------------
                                                                      Other        Re-
                                                                     Annual     stricted
Name and                                                             Compen-      Stock        Options
Principal                   Fiscal      Salary         Bonus         sation       Awards       Granted
Position                     Year         (1)           (2)            (3)         (4)           (5)
---------                   ------      ------         -----         -------    ---------      -------
Kimberly Landry,             2004      $ 55,705                                  $ 46,750       500,000
President between            2003      $ 45,120            --            --            --            --
September 1, 2001            2002      $ 20,000            --            --            --            --
and August 31, 2004,
and Chief Executive
Officer since August
31, 2004

Scott Bullis, 2004 $22,016 -- -- -- 659,200 President since August 31, 2004

(1) The dollar value of base salary (cash and non-cash) received.
(2) The dollar value of bonus (cash and non-cash) received.
(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.
(4) Amounts reflect the value of the shares of the Company's common stock issued as compensation for services.

The table below shows the number of shares of the Company's common stock owned by the officers listed above, and the value of such shares as of December 31, 2004.

      Name                          Shares                   Value
      ----                          ------                   -----

      Kimberly Landry            2,025,000                $790,000
      Scott Bullis                      --                      --

(5) The shares of common stock to be received upon the exercise of all stock options granted during the fiscal years shown in the table.

The Company's Canadian subsidiary had an employment agreement with Kimberly Landry whereby the subsidiary has agreed to pay Ms. Landry a salary of CDN$7,500 per month.

Mr. Bullis has an Employment Agreement with the Company which provides that the Company will pay Mr. Bullis CDN$7,500 per month. The monthly salary payable to Mr. Bullis will be renegotiated at the request of either Mr. Bullis or the Company during the term of the Employment Agreement. In the event that the Company and Mr. Bullis cannot agree on any increase in salary, the monthly salary payable to Mr. Bullis will be increased on an annual basis by the greater of (i) 15% or (ii) the percentage which is the average percentage increase of all compensation paid to the Company's officers during the previous twelve months. The Employment Agreement with Mr. Bullis may be terminated by either the Company or Mr. Bullis on thirty days notice. Mr. Bullis has resigned as President effective as of February

In addition to his compensation Mr. Bullis was granted options in accordance with the following terms:

      Shares Issuable Upon        Option Exercise       Expiration
       Exercise of Option            Price (1)              Date

           52,800                    US  $0.35         August 26, 2007
            6,400                    US  $0.75         August 26, 2007
          400,000 (1)                US  $0.35         August 26, 2007
          200,000 (1)                US  $0.50         August 26, 2007

(1) Options will vest in equal monthly portions over a period of twenty-four months beginning on July 26, 2004.

Mr. Bullis is also entitled to participate in any medical or other benefit plans that are offered to the Company's employees generally. He is The Company's Board of Directors may increase the compensation paid to the Company's officers depending upon the results of the Company's future operations

Long Term Incentive Plans - Awards in Last Fiscal Year

None.

Employee Pension, Profit Sharing or Other Retirement Plans

Except as provided in the Company's employment agreements with its executive officers, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

Compensation of Directors

Standard Arrangements. At present the Company does not pay its directors for attending meetings of the Board of Directors, although the Company may adopt a director compensation policy in the future. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

Other Arrangements. During the year ended December 31, 2004, and except as disclosed elsewhere in this report, no director of the Company received any form of compensation from the Company.

Stock Option and Bonus Plans

The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of each Plan follows. In some cases these three Plans are collectively referred to as the "Plans". None of the plans have been approved by the Company's shareholders.

Incentive Stock Option Plan. The Incentive Stock Option Plan authorizes the issuance of shares of the Company's common stock to persons that exercise options granted pursuant to the Plan. Only officers, directors and key employees of the Company may be granted options pursuant to the Incentive Stock Option Plan.

In order to qualify for incentive stock option treatment under the Internal Revenue Code, the following requirements must be complied with:

1. Options granted pursuant to the Plan must be exercised no later than:

(a) The expiration of thirty (30) days after the date on which an option holder's employment by the Company is terminated.

(b) The expiration of one year after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's disability or death.

2. In the event of an option holder's death while in the employ of the Company, his legatees or distributees may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

3. The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

4. Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.

5. The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

Non-Qualified Stock Option Plan. The Non-Qualified Stock Option Plan authorizes the issuance of shares of the Company's common stock to persons that exercise options granted pursuant to the Plan. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the par value of the Company's Common Stock on the date the option is granted.

Options granted pursuant to the Plan not previously exercised terminate upon the date specified when the option was granted.

Stock Bonus Plan. The Company's Stock Bonus Plan allows for the issuance of shares of common stock to the Company's employees, directors, officers, consultants and advisors; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be provided in connection with promoting the Company's common stock or a capital-raising transaction.

Other Information Regarding the Plans. The Plans are administered by the Company's Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. In the discretion of the Board of Directors payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of the Company's capital stock or a consolidation or merger of the Company; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

Summary

                                       Total           Shares                     Remaining
                                       Shares       Reserved for               Shares Options/
                                      Reserved       Outstanding   Issued As        Shares
Name of Plan                         Under Plan        Options    Stock Bonus     Under Plan
------------                         ----------        -------    -----------     ----------
Incentive Stock Option Plan            750,000                --          N/A        445,000
Non-Qualified Stock Option Plan      4,000,000 (1)       770,200          N/A      2,193,130
Stock Bonus Plan                     1,250,000 (1)           N/A      777,812        472,188

(1) Reflects amendment to Plan in February 2005 which increased number of shares issuable upon exercise of options granted pursuant to the Plan.

The persons listed below have received options or shares of the Company's common stock as a stock bonus:

Incentive Stock Options

                       Shares                             Expiration   Options Expired/
                       Subject   Exercise     Date of       Date of    Exercised as of
      Option Holder   To Option    Price       Grant        Option      April 15, 2005
      -------------   ---------    -----       -----        ------      --------------
      Employee          5,000      $0.50     03/04/03      03/04/04          5,000
      Consultant      300,000      $0.23      10/7/04       10/7/06        300,000
                      -------
                      305,000

Non-Qualified Stock Options

                                   Shares                                      Expiration   Options Expired/
                                  Subject       Exercise        Date of          Date of    Exercised as of
      Option Holder              To Option       Price           Grant           Option      April 15, 2005
      -------------              ---------       -----           -----           ------      --------------
      Brian Fiddler                40,000        $0.10         08/15/03         08/30/08          40,000
      Brian Fiddler                40,000        $0.18         08/15/03         08/30/08          20,000
      Brian Fiddler                20,000        $0.50         08/15/03         08/30/08
      Brian Fiddler                20,000        $0.25         08/15/03         08/30/08
      Brian Fiddler                20,000        $0.40         08/15/03         08/30/08
      Brian Fiddler                20,000        $0.60         08/15/03         08/30/08
      Scott Bullis                 52,800        $0.35         07/26/04         08/26/07
      Scott Bullis                  6,400        $0.75         07/26/04         08/26/07
      Scott Bullis                400,000        $0.35         07/26/04         08/26/07
      Scott Bullis                200,000        $0.50         07/26/04         08/26/07
      Kimberly Landry             359,000        $0.04         10/06/04         11/04/04         359,000
      Kimberly Landry             130,000        $0.04         10/06/04         11/18/04         130,000
      Kimberly Landry              11,000        $0.04         10/06/04         10/06/14
      Other employees and
          consultants             572,670     $0.05/$0.50             *                *         572,670
                                ---------                                                      ---------
                                1,891,870                                                      1,121,670
                                =========                                                      =========

* Various dates

Stock Bonuses

                                           Shares Issued
      Name                                 as Stock Bonus        Date Issued
      ----                                 --------------        -----------

      Brian Fiddler                             18,000              8/15/03
      Kimberly Landry                          205,000             10/04/04
      Brian Fiddler                             30,000             10/04/04
      Robert Humber                            100,000             10/04/04
      Douglas Sinclair                         175,000             10/04/04
      Kimberly Landry                           20,000             12/31/04
      Brian Fiddler                             20,000             12/31/04
      Kimberly Landry                           10,000             01/25/05
      Brian Fiddler                             10,000             01/25/05
      Other employees and consultants          189,812          Various dates
                                              --------
                                               777,812
                                              ========

Options Granted and Exercised During Year Ended December 31, 2004 and Year-End Option Values

The tables below present information concerning the options granted and exercised during the year ended December 31, 2004 to the persons named below and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons. The options shown below were all Non-Qualified Stock Options.

                                          % of Total
                                           Options
                                          Granted to    Exercise
                             Options     Employees in   Price Per    Expiration
       Name                Granted (#)    Fiscal Year     Share         Date
       ----                -----------    -----------     -----         ----

      Kimberly Landry         489,000          42%          $0.04       11/04
      Kimberly Landry          11,000           1%          $0.04       10/14
      Scott Bullis            659,000          57%        Various        8/07
      Brian Fiddler (5)            --          --              --          --
      Robert H. Humber             --          --              --          --

                                                                             Value (in $) of
                                                                               Unexercised
                                                             Number of         In-the-Money
                                                            Unexercised     Options at Fiscal
                            Shares                          Options (3)        Year-End (4)
                         Acquired On        Value           Exercisable/       Exercisable/
      Name               Exercise (1)    Realized (2)      Unexercisable      Unexercisable
      ----               ------------    ------------      -------------      -------------
      Kimberly Landry      489,000         $148,990           11,000/--         $ 4,290/--
      Scott Bullis              --               --                  --                 --
      Brian Fiddler (5)         --               --                  --                 --
      Robert H. Humber          --               --                  --                 --

(1) The number of shares received upon exercise of options during the year ended December 31, 2004.

(2) With respect to options exercised during the Company's year ended December 31, 2004, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of December 31, 2004, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of December 31, 2004, the market value of the stock underlying those options as of December 31, 2004.

(5) Brian Fiddler resigned as an officer and director of the Company on April 4, 2005.

The table below shows the weighted average exercise price of the outstanding options granted pursuant to the Company's Incentive and Non-Qualified Stock Option Plans as of December 31, 2004. The Company's Incentive and Non-Qualified Stock Option Plans were not approved by the Company's shareholders.

                                                                     Number of Securities
                                                                     Remaining Available
                                 Number                             For Future Issuance
                              of Securities                             Under Equity
                              to be Issued     Weighted-Average     Compensation Plans
                              Upon Exercise    Exercise Price of    (Excluding Securities
                             of Outstanding    of Outstanding           Reflected in
      Plan Category            Options [a]        Options                Column (a))
      -------------            -----------        -------                -----------
      Incentive Stock                 --                  --               445,000
         Option Plan

      Non-Qualified Stock        770,200               $0.39             2,193,130
        Option Plan

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 1999 the Company issued shares of its common stock to the persons, in the amounts, and for the consideration set forth below:

                                        Number
              Name                    of Shares      Consideration

           Robert H. Humber             800,000         $  800
           Kimberly Landry            1,580,000         $1,580
           Other third parties        2,120,000         $2,120

In April 1999 the Company acquired from LTI, a corporation formed by Kimberly Landry in December 1994, the rights to the Company's patent application and related technology. The patent application and related technology were assigned to LTI by Ms. Landry and Douglas Sinclair in November 1997. In consideration for the assignment of these rights, the Company paid LTI $90,000 during the year ended December 31, 2000. As of April 14, 2005 the patent application assigned to the Company was pending.

Ms. Landry is an officer and director of the Company. Mr. Sinclair was an officer of the Company prior to August 31, 2004. See "Management Changes" in
Item 9 of this report for information concerning the resignation of Mr.
Sinclair.

In November 1999, the Company acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, the Company paid Mr. Sinclair $60,000 during the year ended December 31, 2000.

During the year ended December 31, 2000 the Company borrowed $60,000 from Ms. Landry. During the year ended December 31, 2003 the Company issued 225,000 shares of its common stock to Ms. Landry in payment of this debt.

In January 2001 the Company acquired from LTI office and production equipment, as well as the rights to certain tradenames used by the Company. In consideration for these assets the Company agreed to pay LTI $41,142 prior to January 1, 2006.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of January 31, 2006, the number of and percent of the Company's common stock beneficially owned by

      o     all directors and nominees, naming them,
      o     our executive officers,
      o our directors and executive officers as a group, without naming them, and
      o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

---------------------------------------------------------------------------------------------------
Name and Address                               Shares of Common Stock (1)      Percent of Class (1)
---------------------------------------------------------------------------------------------------
Kimberly Landry                                1,869,000 (2)                   12.8%
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
---------------------------------------------------------------------------------------------------
Robert H. Humber                               0                               *
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
---------------------------------------------------------------------------------------------------
Douglas Sinclair                               1,585,000                       10.8%
1653 Plateau Cresent
Coquitlam, British Columbia
Canada V3B 3E3
---------------------------------------------------------------------------------------------------
Barry Drummond                                 845,000                         5.8%
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
---------------------------------------------------------------------------------------------------
Walter Doyle                                   750,000                         5.1%
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
---------------------------------------------------------------------------------------------------
All officers and directors as a group (2       1,869,000                       12.8%
persons)
---------------------------------------------------------------------------------------------------

*Less than one percent.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of January 31, 2006 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person. Based upon 14,648,398 issued and outstanding as of January 31, 2006.

(2) Includes 11,000 shares of common stock issuable upon exercise of options which are presently exercisable at a price of $0.04 .

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 35,000,000 shares of stock, of which 30,000,000 shares are designated common stock, par value $.0001 per share, and 5,000,000 shares are designated preferred stock, par value $.0001 per share. As of January 31, 2006, there were 14,648,398 shares of common stock, and 0 shares of preferred stock issued and outstanding. We intend on filing a definitive information statement on Schedule 14C with the Securities and Exchange Commission on January 27, 2006 pursuant to which a majority of our stockholders have approved by written consent an amendment to our certificate of incorporation to increase our authorized common stock from 30,000,000 shares to 100,000,000 shares.

The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

Our board of directors has the authority to issue 5,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board under the symbol "LTII.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------------------------------------------------------------------------------------------------------------------------
                                                 Total
                           Total Shares of     Percentage                                                                Percentage
                            Common Stock       of Common      Shares of                                   Beneficial     of Common
                            Issuable Upon        Stock,      Common Stock    Beneficial    Percentage of   Ownership    Stock Owned
                            Conversion of      Assuming      Included in     Ownership     Common Stock    After the       After
        Name                     Notes            Full        Prospectus     Before the    Owned Before    Offering      Offering
                           and/or Warrants     Conversion        (1)         Offering*      Offering*         (7)           (7)
------------------------------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd. (2)       5,643,865(3)       38.79%          Up to         725,965       4.99%            --              --
                                                             5,643,865
                                                             shares of
                                                             common stock
------------------------------------------------------------------------------------------------------------------------------------
AJW Qualified                3,407,222(4)       23.41%          Up to         725,965       4.99%            --              --
Partners, LLC (2)                                            3,407,222
                                                             shares of
                                                             common stock
------------------------------------------------------------------------------------------------------------------------------------
AJW Partners, LLC (2)        1,243,741(5)        8.54%          Up to         725,965,      4.99%            --              --
                                                             1,243,741
                                                             shares of
                                                             common stock
------------------------------------------------------------------------------------------------------------------------------------
New Millennium Capital         156,774(6)        1.08%          Up to         156,774        **              --              --
Partners II, LLC (2)                                         156,774
                                                             shares of
                                                             common stock
====================================================================================================================================

* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on January 31, 2006, the secured convertible notes would have had a conversion price of $0.065. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 5,265,865 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 378,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 3,179,022 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 228,200 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 1,160,441 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 83,300 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 146,274 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 10,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 16, 2005 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 1,000,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:

      o     $400,000 was disbursed on December 16, 2005;
      o $300,000 will be disbursed within five days of the filing of this registration statement; and
      o $300,000 will be disbursed within five days of the effectiveness of this prospectus.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.40 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% (for prepayments occurring within thirty (30) days of the issuance date of the notes), (ii) 135% for prepayments occurring between thirty-one (31) and sixty (60) days of the issuance date of the notes, or (iii) 150% (for prepayments occurring after the sixtieth (60th) day following the issuance date of the notes), multiplied by the sum of (w) the then outstanding principal amount of the notes plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of prepayment plus (y) default Interest, if any, plus (z) certain outstanding amounts, if any, owed by the Company, to the Holder pursuant to notes or the registration Rights Agreement.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      o     Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

      o     Fail to pay the principal or interest when due;
      o Do not issue shares of common stock upon receipt of a conversion notice;
      o Fail to file a registration statement within 45 days after December 16, 2005 or fail to have the registration statement effective by within 120 days after December 16, 2005;
      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and
      o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $1,000,000 of secured convertible notes on January 31, 2006, at a conversion price of $0.065, the number of shares issuable upon conversion would be:

$1,000,000/$0.065 = 15,384,615 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of January 31, 2006 of $0.145.

      % Below Market          Price Per Share     Discount of 50%      Number of Shares Issuable
      --------------          ---------------     ---------------      -------------------------
      25%                     $.1425              $.0713               14,035,088
      50%                     $.0950              $.0475               21,052,632
      75%                     $.0475              $.0238               42,105,263

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements of our financial statements as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004 and 2003, included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets as of December 31, 2004                                       F-2
Statements of Operations for the years ended December 31, 2004
  and 2003                                                                   F-3
Statements of Stockholders' Deficit for the years ended
  December 31, 2004 and 2003                                          F-4 to F-7
Statements of Cash Flows for the years ended December 31, 2004
  and 2003                                                                   F-8
Notes to Financial Statements                                        F-9 to F-23

Balance Sheet as of September 30, 2005 (Unaudited)                          F-24
Statements of Operations for the three and nine months ended
  September 30, 2005 and 2004 (Unaudited)                                   F-25
Statements of Stockholders' Deficit for the period
  January 1, 2005 through September 30, 2005 (Unaudited)            F-26 to F-28
Statements of Cash Flows for the nine months ended
  September 30, 2005 and 2004 (Unaudited)                                   F-29
Notes to the Financial Statements (Unaudited)                       F-30 to F-42

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

To the Stockholders and Board of Directors of Luna Technologies International, Inc.

We have audited the consolidated balance sheets of Luna Technologies International, Inc. as at December 31, 2004 and 2003 and the consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial positions of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the years then ended in accordance with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred losses since inception raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "Dale Matheson Carr-Hilton LaBonte"

                                                           CHARTERED ACCOUNTANTS

Vancouver, B.C.
Canada
March 31, 2005

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                                December 31,       December 31,
                                                                                                    2004               2003
------------------------------------------------------------------------------------------------------------------------------
                                     ASSETS

CURRENT ASSETS
   Accounts receivable                                                                          $     81,357      $     49,127
   Prepaid expenses                                                                                    6,027             3,960
   Inventory                                                                                          75,437            88,247
------------------------------------------------------------------------------------------------------------------------------

                                                                                                     162,821           141,334

FURNITURE AND EQUIPMENT, net of depreciation of $81,424 (2003 - $70,340)                              15,605            20,777
------------------------------------------------------------------------------------------------------------------------------

                                                                                                $    178,426      $    162,111
==============================================================================================================================

            LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CURRENT LIABILITIES
   Bank overdraft                                                                               $        184      $     11,252
   Accounts payable and accrued liabilities                                                          265,505           229,738
   Current portion of convertible debenture (Note 4)                                                  56,797            39,996
   Due to related parties (Note 3)                                                                    16,160           167,506
   Current portion of notes payable (Note 3)                                                          78,168            40,730
------------------------------------------------------------------------------------------------------------------------------

                                                                                                     416,814           489,222
CONVERTIBLE DEBENTURE (Note 4)                                                                            --            56,885
NOTE PAYABLE (Note 3)                                                                                101,497                --
------------------------------------------------------------------------------------------------------------------------------

                                                                                                     518,311           546,107
------------------------------------------------------------------------------------------------------------------------------

GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
   Capital stock  (Note 5)
      Common stock, $0.0001 par value, 30,000,000 shares authorized
           9,664,648 (2003 - 6,727,836) shares issued and outstanding                                    966               673
      Convertible preferred stock, $0.0001 par value, 5,000,000 shares authorized
           NIL issued and outstanding                                                                     --                --
   Additional paid-in capital                                                                      2,032,988         1,342,003
   Warrants                                                                                          124,000            74,000
   Deficit                                                                                        (2,406,065)       (1,735,410)
   Accumulated other comprehensive loss                                                              (91,774)          (65,262)
------------------------------------------------------------------------------------------------------------------------------

                                                                                                    (339,885)         (383,996)
------------------------------------------------------------------------------------------------------------------------------

                                                                                                $    178,426      $    162,111
==============================================================================================================================

  The accompanying notes are an integral part of these consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     Year Ended December 31,
                                                                                                      2004              2003
------------------------------------------------------------------------------------------------------------------------------
SALES                                                                                           $    537,165      $    381,721
COST OF SALES                                                                                        269,395           232,759
------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                                         267,770           148,962
OTHER INCOME                                                                                         120,000           100,000
------------------------------------------------------------------------------------------------------------------------------

                                                                                                     387,770           248,962
------------------------------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
   Consulting                                                                                         85,519            86,958
   Consulting - stock based (Note 5)                                                                 279,468           193,500
   Depreciation                                                                                       11,084            19,686
   Interest and bank charges                                                                          12,745            49,542
   Interest on convertible debenture                                                                   6,197             8,990
   Management fees                                                                                   187,174           145,558
   Office and general                                                                                166,584           127,336
   Professional fees                                                                                 101,987            54,718
   Rent                                                                                               33,716            27,303
   Research and development, net of recoveries                                                        55,097            46,925
   Wages and benefits                                                                                172,219            99,958
   Gain on write-off of accounts payable (Note 6)                                                    (53,365)               --
------------------------------------------------------------------------------------------------------------------------------

                                                                                                   1,058,425           860,474
------------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE YEAR                                                                           $   (670,655)     $   (611,512)
==============================================================================================================================

BASIC NET LOSS PER SHARE                                                                        $      (0.09)     $      (0.10)
==============================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                               7,615,138         6,067,002
==============================================================================================================================

  The accompanying notes are an integral part of these consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                  Common Stock             Additional          Share
                                                          Number of                          Paid In         Purchase
                                                            shares          Amount           Capital         Warrants
-----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                                 5,415,166     $        542     $    605,150     $         --

Issued for cash at - $0.50 per share                         200,000               20           79,980           20,000
                   - $0.60 per share                         250,000               25          119,975           30,000
                   - $0.80 per share                         150,000               15           95,985           24,000

Issued for consulting services                                 6,000                1            2,999               --

Issued for debt settlement                                   225,000               23           86,877               --

Issued on exercise of options - $0.05 per share               25,000                3            1,247               --
                              - $0.10 per share               50,000                5            4,995               --
                              - $0.18 per share               20,000                2            3,598               --
                              - $0.38 per share               34,000                3           12,917               --
                              - $0.40 per share              205,000               20           81,980               --
                              - $0.50 per share               23,670                2           11,812               --

Issued pursuant to stock bonus plan                          124,000               12           62,088               --

Beneficial conversion feature of conversion option                --               --           41,000               --

Stock-based compensation                                          --               --          131,400               --

Net loss for the year                                             --               --               --               --

Currency translation adjustment                                   --               --               --               --
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                                 6,727,836     $        673     $  1,342,003     $     74,000

                                                                         Accumulated
                                                                           Other
                                                                        Comprehensive
                                                             Deficit       Income (loss)          Total
---------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                               $ (1,123,898)     $     (2,970)     $   (521,176)

Issued for cash at - $0.50 per share                               --                             100,000
                   - $0.60 per share                               --                             150,000
                   - $0.80 per share                               --                             120,000

Issued for consulting services                                     --                --             3,000

Issued for debt settlement                                         --                --            86,900

Issued on exercise of options - $0.05 per share                    --                --             1,250
                              - $0.10 per share                    --                --             5,000
                              - $0.18 per share                    --                --             3,600
                              - $0.38 per share                    --                --            12,920
                              - $0.40 per share                    --                --            82,000
                              - $0.50 per share                    --                --            11,814

Issued pursuant to stock bonus plan                                --                --            62,100

Beneficial conversion feature of conversion option                 --                --            41,000

Stock-based compensation                                           --                --           131,400

Net loss for the year                                        (611,512)                           (611,512)

Currency translation adjustment                                    --           (62,292)          (62,292)
---------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                               $ (1,735,410)     $    (65,262)     $   (383,996)

  The accompanying notes are an integral part of these consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                       Common Stock             Additional         Share
                                                               Number of                          Paid In         Purchase
                                                                 shares           Amount          Capital         Warrants
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                                      6,727,836     $        673     $  1,342,003     $     74,000

Issued for cash at - $0.20 per share                            1,250,000              125          199,875           50,000
                   - $0.65 per share                              100,000               10           51,990           13,000
                   - $1.00 per share                               35,000                4           27,996            7,000

Issued on exercise of options - $0.04 per share                   489,000               49           19,511               --
                              - $0.10 per share                   160,000               16           15,984               --
                              - $0.23 per share                   300,000               30           68,220               --
                              - $0.40 per share                     5,000               --            2,000               --

Issued pursuant to stock bonus plan                               597,812               59          130,809               --

Stock-based compensation                                               --               --          154,600               --

Share purchase warrants expired                                        --               --           20,000          (20,000)

Net loss for the year                                                  --               --               --               --

Currency translation adjustment                                        --               --                                --
----------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2004                                      9,664,648     $        966     $  2,032,988     $    124,000
============================================================================================================================

                                                                                Accumulated
                                                                                   Other
                                                                               Comprehensive
                                                                Deficit        Income (loss)         Total
-------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                                   $ (1,735,410)     $    (65,262)     $   (383,996)

Issued for cash at - $0.20 per share                                   --                --           250,000
                   - $0.65 per share                                   --                --            65,000
                   - $1.00 per share                                   --                --            35,000

Issued on exercise of options - $0.04 per share                        --                --            19,560
                              - $0.10 per share                        --                --            16,000
                              - $0.23 per share                        --                --            68,250
                              - $0.40 per share                        --                --             2,000

Issued pursuant to stock bonus plan                                    --                --           130,868

Stock-based compensation                                               --                --           154,600

Share purchase warrants expired                                        --                --                --

Net loss for the year                                            (670,655)                           (670,655)

Currency translation adjustment                                        --           (26,512)          (26,512)
-------------------------------------------------------------------------------------------------------------

Balance, December 31, 2004                                   $ (2,406,065)     $    (91,774)     $   (339,885)
=============================================================================================================

  The accompanying notes are an integral part of these consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     Year Ended December 31,
                                                                                                     2004              2003
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the year                                                                          $  (670,655)      $  (611,512)
  Adjustments to reconcile net loss to net cash from operating activities:
  - depreciation                                                                                      11,084            19,686
  - stock-based compensation                                                                         279,468           193,500
  - beneficial conversion feature                                                                         --            41,000
  - non-cash gain on write-off of accounts payable                                                   (53,365)               --
  - accrued interest expense                                                                             (88)            1,957
  - accounts receivable                                                                              (32,230)           (6,434)
  - inventory                                                                                         12,810           (67,189)
  - prepaid expenses                                                                                  (2,067)           (1,763)
  - accounts payable and accrued liabilities                                                         140,360            (4,033)
------------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                                               (314,683)         (434,788)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                                                            (5,912)           (6,473)
------------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES                                                                 (5,912)           (6,473)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft                                                                                     (11,068)            8,913
  Loan repayment                                                                                          --            (4,500)
  Issuance of common shares                                                                          357,000           486,584
  Convertible debenture proceeds (repayments)                                                        (39,996)           36,669
  Loan from (repayments to) related parties                                                           49,509           (24,113)
  Payment on notes payable                                                                            (8,338)               --
------------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                                             347,107           503,553
------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES                                                                      (26,512)          (62,292)
------------------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH                                                                               --                --

CASH, BEGINNING OF YEAR                                                                                   --                --
------------------------------------------------------------------------------------------------------------------------------

CASH, END OF YEAR                                                                                $        --       $        --
==============================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION

                         Interest paid                                                           $     6,285       $     8,883
                         =====================================================================================================

                         Taxes paid                                                              $       Nil       $       Nil
                         =====================================================================================================

Non-cash activities:

Refer to Notes 3, 5 and 6.

  The accompanying notes are an integral part of these consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

The Company was incorporated on March 25, 1999 in the state of Delaware. The Company commenced operations April 30, 1999 and by agreement effective as of that date, acquired proprietary technology and patent rights from Luna Technology Inc. ("LTBC"), a private British Columbia company with certain directors and shareholders in common with the Company. In addition, by agreement effective November 15, 1999, the Company acquired proprietary technology and the trademark rights to "LUNA" and "LUNAPLAST" from Douglas Sinclair, an officer and employee of LTBC, which relate to the acquired Photoluminescent technology. This technology is used for the development and production of photoluminescent signage, wayfinding systems and other novelty products with applications in marine, commuter rail, subway, building and toy markets.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2004 the Company has a working capital deficiency of $253,993 (2003 - $347,888) and has incurred losses since inception raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company and its subsidiary to continue as a going concern is dependent on raising additional capital and on generating future profitable operations. In addition, during 2004, 60% of the Company's total sales was derived from two customers, one customer of which also provided financing to the Company in connection with the Convertible Debenture as described in Note 4 accounted for 43%.

The Company anticipates meeting its working capital requirement for the next year through the sale of shares of common stock or through loans and advances from related parties as may be required.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiary Luna Technologies (Canada) Ltd. ("LTC"), a company incorporated June 9, 1999 in the province of British Columbia. LTC was incorporated to conduct all future business activities in Canada. All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The areas requiring significant estimates and assumptions are determining the useful lives of furniture and equipment and the fair value of stock-based compensation.

Inventory

Inventory is carried at the lower of cost and net realizable value.

Furniture and Equipment

Furniture and equipment are recorded at cost. Depreciation is computed by the straight-line method on estimated useful lives of two to five years.

Revenue Recognition

The Company recognizes revenue when products have been shipped and collection is reasonably assured. The Company also generates other income from one-time fees charged in connection with territorial Supply Agreements. As the Company has no future obligations in connection with these agreements, these fees are recognized as other income upon execution of the agreements and when collection is reasonably assured.

Research and Development Costs

Ongoing new product and technology research and development costs are expensed as incurred net of contributions made by third parties toward research projects.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107, management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including bank overdraft and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments. Management has also determined that the fair value of the convertible debenture approximates its carrying value as at December 31, 2004 and 2003.

Risk Management

Currency risk. The majority of the Company's sales and cost of sales are made in U.S. currency while a significant amount of its general and administrative expenses are made in Canadian currency. The Company does not currently hedge its foreign currency exposure and accordingly is at risk for foreign currency exchange fluctuations.

Credit risk. Management does not believe the Company is exposed to significant credit risk and accordingly does not manage credit risk directly.

Net Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Share purchase warrants and stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company commencing for the year ended December 31, 2002 and the required disclosures have been made below.

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Stock-Based Compensation (cont'd)

The following table illustrates the pro forma effect on net income (loss) and net income (loss) per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 5:

                                                          For the year ended December 31,
                                                                2004            2003
                                                            ---------------------------
Net loss for the year                      As reported      $  (670,655)    $  (611,512)
SFAS 123 compensation expense              Pro-forma            (63,050)        (18,700)
                                                            ---------------------------

Net loss for the year                      Pro-forma        $  (733,705)    $  (630,212)
                                                            ===========================

Pro-forma basic net loss per share         Pro-forma        $     (0.10)    $     (0.10)
                                                            ===========================

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25" ("FIN 44"), which provides guidance as to certain applications of APB No. 25.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. A key provision of this statement is the requirement of a public entity to measure the cost of employee services received in exchange for an award of equity instruments (including stock options) based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the requisite service period or vesting period). This standard becomes effective for the Company for its first annual or interim period ended on or after December 15, 2005. The Company will adopt SFAS 123R no later than the beginning of the Company's fourth quarter ending December 31, 2005. Management is currently evaluating the potential impact that the adoption of SFAS 123R will have on the Company's financial position and results of operations.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 3 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

The Company pays the CEO, President, and Chief Financial Officer, CDN$7,500, CDN$5,000 and CDN$4,000 per month respectively. These obligations are on a month by month basis.

During 2003 LTC and the Company executed a guarantee of certain unpaid management fees owing to the CEO of LTC (Doug Sinclair) totalling $123,750 (CAN$165,000). In connection with this guarantee, the CEO was granted the right to convert any or all of the unpaid amount into restricted shares of the Company's common stock at a price of $0.30 per share. During 2003 the Company recorded a $41,000 non-cash interest expense representing the beneficial conversion feature embedded in this conversion option. This beneficial conversion feature was valued using the intrinsic value method. Effective August 31, 2004, the CEO of LTC resigned and entered into an agreement with the Company for the payment of these guaranteed amounts an additional fees owing. Effective August 3, 2004, the Company has guaranteed, by a non-interest bearing promissory note, outstanding management fees due to the former CEO of LTC totalling CAN$187,000 payable as follows: CDN$20,000 upon acceptance, CDN$ 20,000 on January 15, 2005, CDN$25,000 on June 15, 2005, CDN$30,000 on January 15, 2006,
CDN$40,000 on June 15, 2006 and CDN$52,000 on January 15, 2007. In addition, the Company has agreed to a severance payment of CDN$43,200 to be paid in twelve equal monthly installments of CDN$3,600. To December 31, 2004 CDN$41,600 has been paid in connection with the above agreements leaving CDN$188,600 (US$156,905) owing of which $138,935 has been reclassified to notes payable and $17,970 has been reclassified to accounts payable The Company did not pay the CDN $20,000 installment due January 15, 2005.

During 2004 the Company had transactions with directors, officers, a relative of a director, and LTBC as follows: expenses paid on behalf of and advances made to the Company - $96,655 (2003 - $44,332); management fees incurred by the Company
- $187,174 (2003 - $145,558); and payments and reimbursements made by the Company - $234,320 (2003 - $180,959). Also during 2004 $19,560 owing to a director of the Company was assigned to the Company as consideration for the issuance of 489,000 shares of the Company's common stock on the exercise of stock options at a price of $0.04 per share. In addition, amounts owing to the former CEO of LTC totalling $181,295 were reclassified during the year to Notes payable leaving $16,160 owing as at December 31, 2004 (2003 - $167,506).

During 2003 related party debts totalling $86,900 were settled by way of offset against the proceeds receivable on the exercise of options by assignment of these debts to an unrelated third party.

The Company and LTC have non-interest-bearing promissory notes totalling $40,730 to LTBC originally due on or before June 30, 2001. The due dates on these notes have been extended to January 1, 2006.

Unless otherwise noted, all amounts due to related parties are unsecured, non-interest bearing and with no specific terms of repayment.

Effective June 26, 2003 the Company entered into two agreements to acquire certain proprietary technology and patent application rights from Inject A Light Corporation Inc. ("Inject A Light"), a private Delaware corporation controlled by a director and officer of the Company and the former CEO of LTC. This proprietary technology and these patent application rights were originally acquired by Inject A Light from these two individuals. Under the terms of the agreements, the Company was required to pay consideration of a total of 1,250,000 restricted shares of the Company's common stock. Prior to the closing of the agreement the parties re-evaluated the terms and ultimate completion of this potential acquisition. Effective December 29, 2004, as a result of re-evaluating this acquisition, the parties entered into an Amending Agreement and Release whereby these parties agreed to transfer the Inject A Light proprietary technology at no cost to the Company. The parties determined that further significant development costs must be incurred to this technology and accordingly the parties were not able to determine an appropriate fair value.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 4 - CONVERTIBLE DEBENTURE
--------------------------------------------------------------------------------

Effective December 21, 2002 the Company issued a $120,000 Secured Convertible Debenture (the "Debenture"). The Debenture is secured by a first floating charge on all of the property, assets and undertakings of the Company and bears interest at a rate of 8% per annum. The Company is required to make fixed monthly principal payments of $3,333 for a period of 30 months commencing June 21, 2003 and a final principal payment of $20,010 due December 21, 2005. Interest is calculated on the outstanding principal balance and is payable monthly commencing June 21, 2003. During 2004 the Company made principal and interest payments totalling $46,281 and as at December 31, 2004 a further $124 of interest has been accrued. This Debenture was issued to the Company's major customer as described in Note 1.

The total unpaid balance of principal and interest may be converted at any time into restricted shares of the Company's common stock at a price of $0.90 per share during 2004 and $1.20 per share during 2005.

NOTE 5 - CAPITAL STOCK
--------------------------------------------------------------------------------

During 2003 the Company issued 200,000 units at a price of $0.50 per unit for proceeds of $100,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until December 15, 2004. The estimated fair value of the warrants of $20,000 has been recorded as a separate component of stockholders' equity.

During 2003 the Company issued 250,000 units at a price of $0.60 per unit for proceeds of $150,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until August 15, 2005. The estimated fair value of the warrants of $30,000 has been recorded as a separate component of stockholders' equity.

During 2003 the Company issued 150,000 units at a price of $0.80 per unit for proceeds of $120,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until June 30, 2006. The estimated fair value of the warrants of $24,000 has been recorded as a separate component of stockholders' equity.

During 2003 the Company issued 6,000 shares of common stock at $0.50 per share in settlement of $3,000 of accounts payable and 225,000 shares of common stock in settlement of a total of $86,900 of loans payable and other amounts previously owing to related parties which were assigned to a third party during 2003.

During 2003 the Company issued 357,670 shares of common stock on exercise of stock options for total consideration of $116,584.

During 2004 the Company issued 100,000 units at a price of $0.65 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until February 28, 2006. The estimated fair value of the warrants of $13,000 has been recorded as a separate component of stockholders' equity.

During 2004 the Company issued 35,000 units at a price of $1.00 per unit for proceeds of $35,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until March 31, 2006. The estimated fair value of the warrants of $7,000 has been recorded as a separate component of stockholders' equity.

During 2004 the Company issued 1,250,000 units at a price of $0.20 per unit for proceeds of $250,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.30 per share until September 3, 2005. The estimated fair value of the warrants of $50,000 has been recorded as a separate component of stockholders' equity.

During 2004 the Company issued 954,000 shares of common stock on exercise of various stock options for total consideration of $105,810 of which $7,000 was received in cash, $79,250 by offset of accounts payable and $19,560 by offset of amounts due to a director of the Company.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (cont'd)
--------------------------------------------------------------------------------

Stock option plans

As approved by the directors effective January 26, 2004, the Company has adopted plans allowing for the granting of stock options and awarding of shares of common stock as follows:

      Incentive Stock Option Plan

      The Company adopted an Incentive Stock Option Plan authorizing the issuance of options to purchase up to 750,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then fair market value of the Company's common stock and can not be exercised until one year following the date of grant. This plan is available to officers, directors and key employees of the Company.

      Non-Qualified Stock Option Plan

      The Company adopted a Non-Qualified Stock Option Plan authorizing the issuance of options to purchase up to 1,350,000 shares of common of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then par value of the Company's common stock and can be exercised at any time following the date of grant. This plan is available to officers, directors, employees, consultants and advisors of the Company.

      Stock Bonus Plan

      The Company adopted a Stock Bonus Plan authorizing the awarding of up to 1,000,000 shares of common stock of the Company solely at the discretion of the board of directors. This plan is available to officers, directors, employees, consultants and advisors of the Company.

Effective February 10, 2004 the Company filed a Form S-8 Registration Statement for 3,000,000 shares authorized under the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the Stock Bonus Plan.

During 2003 the Company awarded 124,000 shares of common stock under the Stock Bonus Plan with a fair value of $62,100.

During 2004 the Company issued 12,000 shares of common stock under the Company's Stock Bonus Plan at $0.50 per share in settlement of $6,000 of accounts payable and awarded a further 585,812 shares under the Stock Bonus Plan with a fair value of $124,868. As at December 31, 2004 202,188 shares remain available for awards under the Stock Bonus Plan.

During 2003 the Company granted 382,670 stock options to consultants at prices ranging from $0.05 per share to $0.50 per share. The fair value of these options was recorded as consulting fees of $84,400. The fair value of these options was estimated using the Black-Scholes option pricing model assuming expected lives ranging from 0.7 years to 1.6 years, a risk-free interest rate of 3% and expected volatilities ranging from 67% to 82%.

During 2003 the Company granted 160,000 stock options to a director at prices ranging from $0.10 per share to $0.60 per share. Of these options, 120,000 vested in 2003 and the remaining 40,000 options vested between March 1, 2004 and June 1, 2004. During 2003 the Company recorded a consulting expense of $47,000 representing the intrinsic value of the vested options. Also in connection with the vested options, pro-forma disclosures were provided in Note 2 to reflect the fair value of these options of $18,700 as calculated using the Black-Scholes option pricing model assuming expected lives of 5 years, a risk-free interest rate of 3% and an expected volatility of 112%. During 2004, upon vesting of the remaining options, the Company recorded an additional consulting expense of $4,400 representing the intrinsic value of the options and disclosed additional pro-forma fair value of the options totalling $15,700 as calculated using the Black-Scholes option pricing model assuming expected lives of 5 years, a risk-free interest rate of 3% and an expected volatility of 112%.

During 2004 the Company granted 460,000 stock options to consultants at prices ranging from $0.10 per share to $0.23 per share. The fair value of these options was recorded as consulting fees of $71,600. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming expected lives ranging from one year to five years, risk-free interest rates ranging from 2% to 3% and expected volatilities ranging from 77% to 103%.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (cont'd)
--------------------------------------------------------------------------------

During 2004 the Company granted a total of 659,200 stock options to the Company's new president at exercise prices ranging from $0.35 per share to $0.75 per share, exercisable for a term of three years. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming an expected life of three years, a risk-free interest rate of 3% and an expected volatility of 102% resulting in a pro forma expense of $142,200 to be disclosed in Note 2 upon vesting of the options. Of these options, 59,200 vested immediately and the remaining 600,000 vest at a rate of 16,667 per month for a period of three years. During year ended December 31, 2004 $30,850 of the pro forma expense has been disclosed and the remaining $111,350 will be disclosed upon vesting of the options.

During 2004 the Company granted a total of 505,000 stock options to an employee and a director of the Company at exercise prices ranging from $0.04 per share to $0.30 per share, exercisable for terms ranging from one year to ten years. As the exercise price of certain of these options was less than the market price of the Company's common stock as at the date of grant, the Company has recorded an intrinsic value stock based compensation expense of $78,600. In addition the Company has disclosed a pro-forma expense of $16,500 relating to the additional fair value of these options as estimated using the Black-Scholes option pricing model assuming an expected life of ten years, a risk-free interest rate of 3% and an expected volatility of 103%.

As at December 31, 2004, 305,000 shares have been granted and no stock options were outstanding under the Incentive Stock Option Plan and 770,200 stock options were outstanding under the Non-Qualified Stock Option Plan.

The Company's stock option activity is as follows:

                                       Number of        Weighted Average    Weighted Average
                                        options          Exercise Price      Remaining Life
                                      ------------------------------------------------------
      Balance, December 31, 2002              --               $  --                      --
      Granted during the year            542,670                0.33
      Expired during the year                 --                  --
      Exercised during the year         (357,670)               0.33
                                      ------------------------------------------------------

      Balance, December 31, 2003         185,000                0.32              2.98 years
      Granted during the year          1,624,200                0.23
      Expired during the year            (85,000)               0.25
      Exercised during the year         (954,000)               0.11
                                      ------------------------------------------------------

      Balance, December 31, 2004         770,200               $0.39              2.81 years
                                      ======================================================

Share Purchase Warrants

The Company's share purchase warrant activity is as follows:

                                       Number of        Weighted Average    Weighted Average
                                        warrants         Exercise Price      Remaining Life
                                      ------------------------------------------------------
      Balance, December 31, 2002              --               $  --                      --
      Issued during the year             914,255                0.97
      Expired during the year            (75,000)               1.25
      Exercised during the year               --                  --
                                      ------------------------------------------------------

      Balance, December 31, 2003         839,255                0.94              1.21 years
      Issued during the year           1,385,000                0.37
      Expired during the year           (439,255)               0.89
      Exercised during the year               --                  --
                                      ------------------------------------------------------

      Balance, December 31, 2004       1,785,000               $0.51              0.77 years
                                      ======================================================

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  DECEMBER 31, 2004
--------------------------------------------------------------------------------

NOTE 6 - OTHER GAIN
--------------------------------------------------------------------------------

During 2002 a creditor of the Company seized inventory from the Company in an attempt to secure payment of certain amounts owing by the Company in excess of the carrying value of the inventory. As at December 31, 2003 the creditor was still in possession of the inventory and had not initiated any action in an attempt to receive payment. During 2004 management determined that any obligation relating to this dispute was unlikely and accordingly wrote-off previously accrued amounts resulting in a gain of $53,365.

NOTE 7 - INCOME TAXES
--------------------------------------------------------------------------------

There were no significant temporary differences between the Company's tax and financial bases, except for the Company's net operating loss carryforwards amounting to approximately $1,790,000 at December 31, 2004 (2003 - $1,400,000).
These carryforwards will expire, if not utilized, beginning in 2006. The realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history. Accordingly, a valuation allowance has been recorded which offsets the deferred tax assets at the end of the year.

NOTE 8 - SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

Subsequent to December 31, 2004, the Company issued 20,000 common shares under the Stock Bonus Plan and completed a private placement of 325,000 units at a price of $0.20 per unit for proceeds of $65,000. Each unit consist of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 - $0.55 per share until March 11, 2007.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                                               September 30,      December 31,
                                                                                                    2005              2004
------------------------------------------------------------------------------------------------------------------------------
                                                                                                (Unaudited)
                                     ASSETS

CURRENT ASSETS
   Accounts receivable                                                                          $     94,408      $     81,357
   Inventory                                                                                          43,411            75,437
   Prepaid expenses and other                                                                         38,524             6,027
------------------------------------------------------------------------------------------------------------------------------

                                                                                                     176,343           162,821

FURNITURE AND EQUIPMENT, net of depreciation of $87,465 (2004 - $81,424)                               9,564            15,605
------------------------------------------------------------------------------------------------------------------------------

                                                                                                $    185,907      $    178,426
==============================================================================================================================

            LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CURRENT LIABILITIES
   Bank overdraft                                                                               $      3,381      $        184
   Accounts payable and accrued liabilities                                                          293,654           265,505
   Convertible debenture (Note 4)                                                                     30,272            56,797
   Current portion of notes payable (Note 3)                                                         184,559            78,168
   Due to related parties (Note 3)                                                                    19,322            16,160
------------------------------------------------------------------------------------------------------------------------------

                                                                                                     531,188           416,814
NOTES PAYABLE (Note 3)                                                                                    --           101,497
------------------------------------------------------------------------------------------------------------------------------

                                                                                                     531,188           518,311
------------------------------------------------------------------------------------------------------------------------------

GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
   Capital stock  (Note 5)
      Common stock, $0.0001 par value, 30,000,000 shares authorized
           11,598,398 (December 31, 2004 - 9,664,648) shares issued and outstanding                    1,160               966
      Convertible preferred stock, $0.0001 par value, 5,000,000 shares authorized
           NIL issued and outstanding                                                                     --                --
   Additional paid-in capital                                                                      2,354,194         2,032,988
   Warrants                                                                                          197,350           124,000
   Deficit                                                                                        (2,788,025)       (2,406,065)
   Accumulated other comprehensive loss                                                             (109,960)          (91,774)
------------------------------------------------------------------------------------------------------------------------------

                                                                                                    (345,281)         (339,885)
------------------------------------------------------------------------------------------------------------------------------

                                                                                                $    185,907      $    178,426
==============================================================================================================================

   The accompanying notes are an integral part of these interim consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                  INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                 Three Months Ended                    Nine Months Ended
                                                                    September 30,                         September 30,
                                                               2005               2004               2005               2004
------------------------------------------------------------------------------------------------------------------------------
SALES                                                    $    189,343       $    161,148       $    527,817       $    392,809
COST OF SALES                                                  87,149             67,171            273,212            210,585
------------------------------------------------------------------------------------------------------------------------------

GROSS MARGIN                                                  102,194             93,977            254,605            182,224
OTHER INCOME                                                       --             14,000                 --            120,000
------------------------------------------------------------------------------------------------------------------------------

                                                              102,194            107,977            254,605            302,224
------------------------------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
   Consulting                                                  23,298              9,635             33,644             72,901
   Consulting - stock based (Note 5)                               --                800             24,400             43,300
   Depreciation                                                 1,952              2,510              6,041              8,315
   Interest                                                       658              1,649              2,659              5,466
   Management fees                                             37,526             72,272            120,085            146,227
   Office and general                                          64,362             24,437            160,004             97,089
   Professional fees                                           47,218             53,601             85,531             86,405
   Rent                                                        10,147              9,176             26,918             25,157
   Research and development, net of recoveries                 15,229             21,564             27,386             52,460
   Wages and benefits                                          31,625             42,905            149,897            116,350
------------------------------------------------------------------------------------------------------------------------------

                                                              232,015            238,549            636,565            653,670
------------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                  $   (129,821)      $   (130,572)      $   (381,960)      $   (351,446)
==============================================================================================================================

BASIC NET LOSS PER SHARE                                 $      (0.01)      $      (0.02)      $      (0.04)      $      (0.05)
==============================================================================================================================

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                                       10,858,779          7,408,503         10,205,874          7,071,169
==============================================================================================================================

   The accompanying notes are an integral part of these interim consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                  INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Unaudited)

                                                                                           Nine Months Ended September 30,
                                                                                                   2005            2004
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                                                      $  (381,960)    $  (351,446)
  Adjustments to reconcile net loss to net cash from operating activities:
  - depreciation                                                                                     6,041           8,315
  - stock-based compensation                                                                        24,400          43,300
  - accrued interest expense                                                                           139             (80)
  - accounts receivable                                                                            (13,051)        (49,795)
  - inventory                                                                                       32,026          35,801
  - prepaid expenses                                                                               (32,497)         (2,076)
  - accounts payable                                                                                28,149          19,658
--------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                                             (336,753)       (296,323)
--------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and equipment                                                                   --          (5,912)
--------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES                                                                   --          (5,912)
--------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft                                                                                     3,197         (11,252)
  Issuance of common shares and warrants                                                           370,350         352,000
  Convertible debenture repayments                                                                 (26,664)        (29,997)
  Advances from related parties                                                                      3,162          45,316
  Payment to former related party                                                                       --         (30,800)
--------------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                                           350,045         325,267
--------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES                                                                    (13,292)        (15,493)
--------------------------------------------------------------------------------------------------------------------------

INCREASE IN CASH                                                                                        --           7,539

CASH, BEGINNING OF PERIOD                                                                               --              --
--------------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                                                            $        --     $     7,539
==========================================================================================================================

Non-cash activities:

Refer to Notes 3 and 5.

   The accompanying notes are an integral part of these interim consolidated financial statements

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated on March 25, 1999 in the state of Delaware. The Company commenced operations April 30, 1999 and by agreement effective as of that date, acquired proprietary technology and patent rights from Luna Technology Inc. ("LTBC"), a private British Columbia company with certain directors and shareholders in common with the Company. In addition, by agreement effective November 15, 1999, the Company acquired proprietary technology and the trademark rights to "LUNA" and "LUNAPLAST" from Douglas Sinclair, an officer and employee of LTBC, which relate to the acquired Photoluminescent technology. This technology is used for the development and production of photoluminescent signage, wayfinding systems and other novelty products with applications in marine, commuter rail, subway, building and toy markets.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At September 30, 2005 the Company has a working capital deficiency of $354,845 and has incurred losses since inception raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company and its subsidiary to continue as a going concern is dependent on raising additional capital and on generating future profitable operations. In addition, during the nine months ended September 30, 2005, 80% of the Company's total sales was derived from two customers, one customer of which also provided financing to the Company in connection with the Convertible Debenture as described in Note 4 accounted for 65% of sales.

The Company anticipates meeting its working capital requirement for the next year through the sale of shares of common stock or through loans and advances from related parties as may be required.

Unaudited Interim Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may include all information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2004 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The unaudited interim consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiary Luna Technologies (Canada) Ltd. ("LTC"), a company incorporated June 9, 1999 in the province of British Columbia. LTC was incorporated to conduct business activities in Canada. All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The areas requiring significant estimates and assumptions are determining the useful lives of furniture and equipment and the fair value of stock-based compensation.

Inventory

Inventory is carried at the lower of cost and net realizable value.

Furniture and Equipment

Furniture and equipment are recorded at cost. Depreciation is computed by the straight-line method on estimated useful lives of two to five years.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  SEPTEMBER 30, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Revenue Recognition

The Company recognizes revenue when products have been shipped and collection is reasonably assured. The Company also generates other income from one-time fees charged in connection with territorial Supply Agreements. As the Company has no future obligations in connection with these agreements, these fees are recognized as other income upon execution of the agreements and when collection is reasonably assured.

Research and Development Costs

Ongoing new product and technology research and development costs are expensed as incurred net of contributions made by third parties toward research projects.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107, management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including bank overdraft and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments. Management has also determined that the fair value of the note payable approximates its carrying value as at June 30, 2005 and December 31, 2004.

Risk Management

Currency risk: The majority of the Company's sales and cost of sales are made in U.S. currency while a significant amount of its general and administrative expenses are made in Canadian currency. The Company does not currently hedge its foreign currency exposure and accordingly is at risk for foreign currency exchange fluctuations.

Credit risk: Management does not believe the Company is exposed to significant credit risk and accordingly does not manage credit risk directly.

Net Loss per Common Share

Basic loss per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Share purchase warrants and stock options were not included in the calculation of weighted average number of shares outstanding because the effect would be anti-dilutive.

Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company commencing for the year ended December 31, 2002 and the required disclosures have been made below.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  SEPTEMBER 30, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Stock-Based Compensation cont'd

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The following table illustrates the pro forma effect on net income (loss) and net income (loss) per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 5:

                                                              Nine months ended September 30,
                                                                     2005            2004
                                                                ---------------------------
Net loss for the period                        As reported      $  (381,960)    $  (351,446)
SFAS 123 compensation expense                  Pro-forma            (38,810)        (34,450)
                                                                ---------------------------

Net loss for the period                        Pro-forma        $  (420,770)    $  (385,896)
                                                                ===========================

Pro-forma and basic net loss per share         Pro-forma        $     (0.04)    $     (0.05)
                                                                ===========================

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25" ("FIN 44"), which provides guidance as to certain applications of APB No. 25.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. A key provision of this statement is the requirement of a public entity to measure the cost of employee services received in exchange for an award of equity instruments (including stock options) based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the requisite service period or vesting period). This standard becomes effective for the Company for its first annual or interim period ended on or after December 15, 2005. The Company will adopt SFAS 123R no later than the beginning of the Company's fourth quarter ending December 31, 2005. Management is currently evaluating the potential impact that the adoption of SFAS 123R will have on the Company's financial position and results of operations.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  SEPTEMBER 30, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE 3 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

The Company pays the Chief Executive Officer ("CEO") and President CDN$7,500 each. These obligations are on a month by month basis.

During the period the Company had transactions with directors and officers, as follows: expenses paid on behalf of and advances made to the Company - $8,793 (2004 - $65,000); management fees incurred by the Company - $120,085 (2004 - $37,563); and payments and reimbursements made by the Company - $125,716(2004 - $64,320) leaving $19,322 owing as at September 30, 2005 (December 31, 2004 - $16,160).

During 2003 LTC and the Company executed a guarantee of certain unpaid management fees owing to the then CEO of LTC) totaling $123,750 (CAN$165,000. Effective August 31, 2004, the CEO of LTC resigned and entered into an agreement with the Company for the payment of these guaranteed amounts an additional fees owing. Effective August 3, 2004, the Company had guaranteed, by a non-interest bearing promissory note, outstanding management fees due to the former CEO of LTC totaling CAN$187,000 payable as follows: CDN$20,000 upon acceptance, CDN$ 20,000 on January 15, 2005, CDN$25,000 on June 15, 2005, CDN$30,000 on January
15, 2006, CDN$40,000 on June 15, 2006 and CDN$52,000 on January 15, 2007. In
addition, the Company agreed to a severance payment of CDN$43,200 to be paid in twelve equal monthly installments of CDN$3,600. To September 30, 2005 CDN$63,200 has been paid in connection with the above agreements leaving CDN$167,000 (US$143,829) owing. The Company did not pay the CDN $20,000 installment due January 15, 2005 or the CDN $25,000 installment due June 15, 2005 and has classified the debt as current to reflect the default in payment terms.

The Company and LTC have non-interest-bearing promissory notes totalling $40,730 to LTBC originally due on or before June 30, 2001. The due dates on these notes have been extended to January 1, 2006.

Unless otherwise noted, all amounts due to related parties are unsecured, non-interest bearing and with no specific terms of repayment.

NOTE 4 - CONVERTIBLE DEBENTURE

Effective December 21, 2002 the Company issued a $120,000 Secured Convertible Debenture (the "Debenture"). The Debenture is secured by a first floating charge on all of the property, assets and undertakings of the Company and bears interest at a rate of 8% per annum. The Company is required to make fixed monthly principal payments of $3,333 for a period of 30 months commencing June 21, 2003 and a final principal payment of $20,010 due December 21, 2005. Interest is calculated on the outstanding principal balance and is payable monthly commencing June 21, 2003. During 2005 the Company made principal and interest payments totalling $29,060, however, the September 2005 debenture payment was not made (subsequently paid), At September 30, 2005 $263 of interest has been accrued, this Debenture was issued to the Company's major customer as described in Note 1.

The total unpaid balance of principal and interest may be converted at any time into restricted shares of the Company's common stock at a price of $0.90 per share during 2004 and $1.20 per share during 2005.

NOTE 5 - CAPITAL STOCK

During 2005 the Company issued 1,833,750 units at a price of $0.20 per unit for proceeds of $366,750. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 - $0.55 for a period ranging from April 1, 2005 to October 28, 2007. The estimated fair value of the warrants of $73,350 has been recorded as a separate component of stockholders' equity.

During 2005 the Company awarded 80,000 shares of common stock under the Stock Bonus Plan with a fair value of $24,400. At September 30, 2005 122,188 shares remain available for awards under the Stock Bonus Plan.

During 2005 the Company issued 20,000 shares of common stock under the Non-Qualified Stock Option Plan for proceeds of $3,600.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  SEPTEMBER 30, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (cont'd)

During 2004 the Company issued 100,000 units at a price of $0.65 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until February 28, 2006. The estimated fair value of the warrants of $13,000 has been recorded as a separate component of stockholders' equity.

During 2004 the Company issued 35,000 units at a price of $1.00 per unit for proceeds of $35,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until March 31, 2006. The estimated fair value of the warrants of $7,000 has been recorded as a separate component of stockholders' equity.

During 2004 the Company issued 1,250,000 units at a price of $0.20 per unit for proceeds of $250,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.30 per share until September 3, 2005. The estimated fair value of the warrants of $50,000 has been recorded as a separate component of stockholders' equity.

During 2004 the Company issued 12,000 shares of common stock under the Company's Stock Bonus Plan at $0.50 per share in settlement of $6,000 of accounts payable and awarded a further 585,812 shares under the Stock Bonus Plan with a fair value of $124,868.

During 2004 the Company issued 954,000 shares of common stock on exercise of various stock options for total consideration of $105,810 of which $7,000 was received in cash, $79,250 by offset of accounts payable and $19,560 by offset of amounts due to a director of the Company.

Stock option plans

As approved by the directors effective January 26, 2004, the Company has adopted plans allowing for the granting of stock options and awarding of shares of common stock as follows:

      Incentive Stock Option Plan

      The Company adopted an Incentive Stock Option Plan authorizing the issuance of options to purchase up to 750,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then fair market value of the Company's common stock and can not be exercised until one year following the date of grant. This plan is available to officers, directors and key employees of the Company.

      Non-Qualified Stock Option Plan

      The Company adopted a Non-Qualified Stock Option Plan authorizing the issuance of options to purchase up to 1,350,000 shares of common of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then par value of the Company's common stock and can be exercised at any time following the date of grant. This plan is available to officers, directors, employees, consultants and advisors of the Company.

      Stock Bonus Plan

      The Company adopted a Stock Bonus Plan authorizing the awarding of up to 1,000,000 shares of common stock of the Company solely at the discretion of the board of directors. This plan is available to officers, directors, employees, consultants and advisors of the Company.

Effective February 10, 2004 the Company filed a Form S-8 Registration Statement for 3,000,000 shares authorized under the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the Stock Bonus Plan.

During 2004 the Company granted 460,000 stock options to consultants at prices ranging from $0.10 per share to $0.23 per share. The fair value of these options was recorded as consulting fees of $71,600. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming expected lives ranging from one year to five years, risk-free interest rates ranging from 2% to 3% and expected volatilities ranging from 77% to 103%.

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  SEPTEMBER 30, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (cont'd)

During the third quarter of 2004 the Company granted a total of 659,200 stock options to the Company's new president at exercise prices ranging from $0.35 per share to $0.75 per share, exercisable for a term of three years. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming an expected life of three years, a risk-free interest rate of 3% and an expected volatility of 102% resulting in a pro forma expense of $142,200 to be disclosed in Note 2 upon vesting of the options. Of these options, 59,200 vested immediately and the remaining 600,000 vest at a rate of 16,667 per month for a period of three years. To September 30, 2005, $63,160 (December 31, 2004 - $30,850) of the pro forma expense has been disclosed and the remaining $95,550 will be disclosed upon vesting of the options.

During the 2004 the Company granted a total of 505,000 stock options to an employee and a director of the Company at exercise prices ranging from $0.04 per share to $0.30 per share, exercisable for terms ranging from one year to ten years. As the exercise price of certain of these options was less than the market price of the Company's common stock as at the date of grant, the Company has recorded an intrinsic value stock based compensation expense of $78,600. In addition the Company has disclosed a pro-forma expense of $16,500 relating to the additional fair value of these options as estimated using the Black-Scholes option pricing model assuming an expected life of ten years, a risk-free interest rate of 3% and an expected volatility of 103%.

As at September 30, 2005, 305,000 shares have been granted and no stock options were outstanding under the Incentive Stock Option Plan and 776,825 stock options were outstanding under the Non-Qualified Stock Option Plan.

The Company's stock option activity is as follows:

                                        Number of         Weighted Average   Weighted Average
                                         options           Exercise Price     Remaining Life
                                       ------------------------------------------------------
      Balance, December 31, 2003          185,000               $  0.32            2.98 years
      Granted during the year           1,624,200                  0.23
      Expired during the year             (85,000)                 0.25
      Exercised during the year          (954,000)                 0.11
                                       ------------------------------------------------------

      Balance, December 31, 2004          770,200                  0.39            2.81 years
      Granted during the period            26,625                  0.33
      Expired during the period                --                    --
      Exercised during the period         (20,000)                 0.18
                                       ------------------------------------------------------

      Balance, September 30, 2005         776,825               $  0.40            2.00 years
                                       ======================================================

Share Purchase Warrants

The Company's share purchase warrant activity is as follows:

                                        Number of         Weighted Average   Weighted Average
                                         warrants          Exercise Price     Remaining Life
                                       ------------------------------------------------------
      Balance, December 31, 2003          839,255               $  0.94            1.21 years
      Issued during the year            1,385,000                  0.37
      Expired during the year            (439,255)                 0.89
      Exercised during the year                --                    --
                                       ------------------------------------------------------

      Balance, December 31, 2004        1,785,000                  0.51            0.77 years
      Issued during the period          1,833,750                  0.35
      Expired during the period        (1,500,000)                 0.42
      Exercised during the period              --                    --
                                       ------------------------------------------------------

      Balance, September 30, 2005       2,118,750               $  0.44            1.65 years
                                       ======================================================

LUNA TECHNOLOGIES INTERNATIONAL, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  September 30, 2005 (Unaudited)
--------------------------------------------------------------------------------

NOTE 6 - SUBSEQUENT EVENTS

Effective October 19, 2005 the Company filed a Form S-8 Registration Statement for 10,150,000 shares authorized under the Non-Qualified Stock Option Plan and the Stock Bonus Plan.

Effective October 11, 2005, the Company and a consultant signed a Corporate Development Services Agreement in connection with which the consultant will provide services to the Company for a period ending 21 days after notice of termination is given by either party. In consideration for the services, the Company has granted to the consultant a total of 3,600,000 options to purchase shares of the Company's common stock for a period of two years. The options are exercisable as follows: 500,000 at $0.001 per share; 1,300,000 at $0.05 per share and 1,800,000 at $0.10 per share. The options vest as follows: 500,000 on signing of the agreement and the remaining 3,100,000 over a six month period commencing one month from the signing of the agreement. To date the Company has issued 500,000 common shares on the exercise of options at an exercise price of $0.001 per share and 500,000 common shares on the exercise of options at an exercise price of $0.05 per share for total proceeds of $25,500.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

            SEC Registration fee                                $   246.03
            Accounting fees and expenses                         10,000.00*
            Legal fees and expenses                              40,000.00*
            Miscellaneous                                           754.00
                                                                ----------
                                                     TOTAL      $51,000.00*
                                                                ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period January 2003 through January 2006.

On July 8, 2003 the Company issued, by private placement, 200,000 units at a price of $0.50 per unit for proceeds of $100,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until December 15, 2004.

On September 15, 2003 the Company issued, by private placement, 250,000 units at a price of $0.60 per unit for proceeds of $150,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until August 15, 2005.

On November 21, 2003 the Company issued, by private placement, 150,000 units at a price of $0.80 per unit for proceeds of $120,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until June 30, 2006.

On May 2, 2003 and May 19, 2003, respectively, the Company issued 6,000 shares of common stock at $0.50 per share in settlement of $3,000 of accounts payable and 225,000 shares of common stock in settlement of a total of $86,900 of loans payable and other amounts previously owing to related parties which were assigned to a third party during 2003.

On February 26, 2004 the Company issued, by private placement, 100,000 units at a price of $0.65 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until February 28, 2006.

On March 26, 2004 the Company issued, by private placement, 35,000 units at a price of $1.00 per unit for proceeds of $35,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until March 31, 2006.

On September 23, 2004 the Company issued, by private placement, 1,250,000 units at a price of $0.20 per unit for proceeds of $250,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.30 per share until September 3, 2005.

On March 31, 2005 the Company issued, by private placement, 325,000 units at a price of $0.20 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.35 per share until March 31, 2007.

On July 28, 2005 the Company issued, by private placement, 908,750 units at a price of $0.20 per unit for proceeds of $181,750. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until July 28, 2007.

On July 29, 2005 the Company issued, by private placement, 200,000 units at a price of $0.20 per unit for proceeds of $40,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until July 29, 2007.

On October 28, 2005 the Company issued, by private placement, 400,000 units at a price of $0.20 per unit for proceeds of $80,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until October 28, 2007.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 16, 2006 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 1,000,000 shares of our common stock. The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise a portion of the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

      Exhibit
      Number                             Exhibit Name
      -------                            ------------

      Exhibit 3         Articles of Incorporation and Bylaws (1)

      Exhibit 4         Instruments Defining the Rights of Security Holders

      Exhibit 4.1       Incentive Stock Option Plan (2)

      Exhibit 4.2       Non-Qualified Stock Option Plan (2)

      Exhibit 4.3       Stock Bonus Plan (2)

      Exhibit 5         Opinion of Sichenzia Ross Friedman Ference LLP*

      Exhibit 10        Material Contracts

      Exhibit 10.1      Agreement relating to purchase of patent rights (1)

      Exhibit 10.2      Assignment of patent rights (1)

      Exhibit 10.3 Agreement relating to purchase of proprietary technology and trademarks (1)

      Exhibit 10.4      Assignment of trademarks (1)

      Exhibit 10.5      Non-Compete Agreement (1)

      Exhibit 23.1      Consent of Dale Matheson Carr-Hilton LaBonte*

      Exhibit 23.2      Consent of Sichenzia Ross Friedman Ference LLP*

(1) Incorporated by reference to the same exhibit filed as part of the Company's Registration Statement on Form 10-SB filed on March 17, 2000.
(2) Incorporated by reference to the same exhibit filed as part of the Company's Registration Statement on Form S-8 (Commission File # 333-112647) filed on October 19, 2005.

* Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada, on February 2, 2006.

                                        Luna Technologies International, Inc.


                                        By: /s/ Kimberly Landry
                                            ------------------------------------
                                            Kimberly Landry
                                            Chief Executive Officer
                                            Principal Financial Officer
                                            Chief Accounting Officer and
                                            Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly Landry his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                            Title                                  Date

      /s/ Kimberly Landry               Chief Executive Officer, Principal Financial         February 2, 2006
      ----------------------------      Officer, Chief Accounting Officer and Director
      Kimberly Landry

      /s/ Robert Humber                 Secretary and Director                               February 2, 2006
      ----------------------------
      Robert Humber


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